As filed with the Securities and Exchange Commission on September 19, 1997.

                                                Registration No. 333-___________

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                             ----------------------------
                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------------

                                 IN HOME HEALTH, INC.
                (Exact name of registrant as specified in its charter)

              MINNESOTA                             41-1458213
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)               Identification No.)

                            601 CARLSON PARKWAY, SUITE 500
                             MINNETONKA, MINNESOTA 55305
                (Address of Principal Executive Offices and zip code)
                             ----------------------------

                                 IN HOME HEALTH, INC.
                          1991 EMPLOYEE STOCK PURCHASE PLAN
                               (Full title of the Plan)
                             ----------------------------
                                                 Copy to:
    Kari Schell                                  Richard D. McNeil
    601 Carlson Parkway, Suite 500               Kristin L. Johnson
    Minnetonka, Minnesota 55305                  Lindquist & Vennum
    (612) 449-7500                               4200 IDS Center
    (Name, address and telephone                 80 S. Eighth Street
    number, including area code,                 Minneapolis, MN  55402
    of agent for service)                        (612) 371-3266
                                   ---------------


                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed       Proposed
Title of                                Maximum        Maximum
Securities              Amount         Offering       Aggregate     Amount of
to be                   to be           Price          Offering   Registration
Registered           Registered      Per Share(1)      Price(1)        Fee

--------------------------------------------------------------------------------


Common Stock,    800,000 shares(2)      $1.375        $1,100,000       $333.30
$.01 par value,

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing sale price of the Company's Common Stock on the Nasdaq National Market on September 17, 1997.
(2) A total of 700,000 shares were previously registered on Form S-8 (File Nos. 33-44771 and 33-75830) on December 23, 1991 and February 28, 1994,
    respectively, and 800,000 shares are being registered herewith.

                 INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                     BY REFERENCE

    Registration Statements on Form S-8 (File Nos. 33-44771 and 33-75830) were filed with the Securities and Exchange Commission on December 23, 1991 and February 28, 1994, respectively, covering the registration of 700,000 shares authorized for issuance under the Company's 1991 Employee Stock Purchase Plan (the "Plan"). Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 800,000 shares authorized under the Plan. An amendment to the Plan to increase the number of shares under the Plan by 800,000 shares was authorized by the Company's Board of Directors on August 13, 1996 and was approved by the Company's shareholders on March 6, 1997. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. The contents of the prior Registration Statements are incorporated herein by reference.

                                        PART I

    Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                       PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

    (a) The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1996.

    (b) The Definitive Proxy Statement dated January 30, 1997 for the 1997 Annual Meeting of Shareholders held March 6, 1997.

    (c) The Quarterly Reports of the Company on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997.

    (d) The description of the Company's Common Stock as set forth in the Company's Post-Effective Amendment No. 1 on Form S-3 to Form S-1 effective August 28, 1991 (File Nos. 33-35424 and 33-36572), including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

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


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registration's Articles provide that no director of the Registration shall personally be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that such provision in the Registrant's Articles shall not eliminate or limit the liability of the director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts of misconduct or a knowing violation of law, (iii) under Sections 302A.559 (liability of directors for illegal distribution) and 80A.23 (liability for violations of state securities laws) of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when such provision of the Registrant's Articles became effective. The Registrant's Articles further provide that if the Minnesota Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act as so amended.

    Minnesota state law provides for indemnification of the Registrant's officers, directors, employees and agents. Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefits, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subdivision 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses made in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

    The Registrant has insurance coverage totaling $15,000,000 which provides reimbursement in the event it is required to pay out amounts for costs of defense, settlements and judgments pursuant to the obligation to indemnify its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT

4.1      In Home Health, Inc. 1991 Employee Stock Purchase Plan, as amended

5.1      Opinion of Lindquist & Vennum P.L.L.P.

23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP, independent public accountants

24.1     Power of Attorney (set forth on the signature page hereof)
_____________________


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

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                          4
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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on September 18, 1997.

                               IN HOME HEALTH, INC.


                               By /s/ Wolfgang von Maack
                                  -------------------------------------------
                                  Wolfgang von Maack, Chief Executive Officer
                                  (Principal Executive Officer)


                                  POWER OF ATTORNEY

    The undersigned officers and directors of In Home Health, Inc. hereby constitute and appoint Wolfgang von Maack and Thomas R. Gross, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on September 18, 1997 and in the capacities indicated.

SIGNATURE                         TITLE


/s/ Wolfgang von Maack            Chief Executive Officer and Director
------------------------------
Wolfgang von Maack

/s/ Thomas R. Gross               Chief Financial Officer
------------------------------    (Principal Financial and Accounting Officer)
Thomas R. Gross

/s/ James J. Lynn                 Director
------------------------------
James J. Lynn

/s/ Joseph R. Buckley             Director
------------------------------
Joseph R. Buckley

/s/ Donald C. Tomasso             Director
------------------------------
Donald C. Tomasso

/s/ James H. Rempe                Director
------------------------------
James H. Rempe


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